SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): January 18, 2008
BUFFETS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	333-116897 (Commission File Number)	22-3754018 (IRS Employer Identification No.)

1460 BUFFET WAY EAGAN, MINNESOTA (Address of principal executive offices)	55121 (Zip Code)
Registrant’s telephone number, including area code: (651) 994-8608
NOT APPLICABLE
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement (as such term is defined below) is incorporated into this Item 1.01 by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
     The information provided pursuant to Item 5.02 of this Current Report on Form 8-K regarding the termination of the Advisory Agreement between Buffets Holdings, Inc. (the “Company”) and Sentinel Capital Partners, LLC is incorporated into this Item 1.02 by reference.

ITEM 1.03.	BANKRUPTCY OR RECEIVERSHIP.
          On January 22, 2008, the Company and each of its subsidiaries (collectively, the “Debtors”) filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), Case Number 08-10141 (collectively, the “Cases”). The petition was filed in order to enable the Debtors to pursue reorganization efforts under Chapter 11 of the Bankruptcy Code. The Company remains in possession of its assets and will continue to operate its business and manage its property as a debtor-in-possession. For additional information, see the press releases, dated January 22, 2008 and January 23, 2008, attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.
          In connection with the Chapter 11 filing, the Debtors have entered into a $385 million secured super-priority debtor in possession credit agreement (the “DIP Credit Agreement”) among the Company, Buffets, Inc. (“Buffets”), the lenders named therein, and Credit Suisse as Administrative Agent and Collateral Agent. A copy of the DIP Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
          The $385 million DIP Credit Agreement consists of an $85 million new money facility and $300 million of borrowings under Buffets’ current credit facility that will be rolled into the DIP Credit Agreement. Up to $30 million of the new money facility will be available upon receipt of interim approval from the Bankruptcy Court, and up to $55 million of the new money facility will be available, subject to certain conditions, on a delayed draw basis until April 30, 2008. The proceeds of the new money loans incurred under the DIP Credit Agreement will be used to fund the continued operation of the Debtors’ businesses as debtors and debtors in possession under the Bankruptcy Code, pay certain transactional expenses and fees incurred by the Company and support the Debtors’ working capital needs and general corporate purposes. On January 23, 2008, the Debtors received interim approval from the Bankruptcy Court to access up to $30 million of the new money facility under the DIP Credit Agreement. The

Bankruptcy Court has scheduled a hearing for final approval of the DIP Credit Agreement on February 13, 2008.
          Borrowings under the DIP Credit Agreement will bear interest at the rate of LIBOR plus 7.25%, payable in cash monthly. The LIBOR rate will float throughout the life of the DIP Credit Agreement, provided that at no time during the life of the DIP Credit Agreement will the applicable LIBOR rate for all amounts outstanding under the DIP Credit Agreement be less than 4.00% per annum or greater than 5.00% per annum. In addition, the DIP Credit Agreement obligates the Debtors to pay certain fees to the agents and lenders thereunder, as described in the DIP Credit Agreement.
     Obligations under the DIP Credit Agreement are secured by (i) a lien on all of the assets of the Debtors (which lien will have a first priority with respect to substantially all of the Debtors’ assets), including a pledge of all of the equity interests of each of the Company’s domestic subsidiaries and (ii) a super-priority administrative claim in each of the Cases.   The Company’s obligations under the DIP Credit Agreement are guaranteed by each of Buffets subsidiaries which is a Debtor pursuant to a Guarantee and Collateral Agreement, dated as of January 22, 2008, among Buffets, the Company, the subsidiaries of Buffets’ named therein and Credit Suisse as Collateral Agent. A copy of the Guarantee and Collateral Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
          The DIP Credit Agreement contains various representations, warranties and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements, maintenance of financial covenants and milestones related to the restructuring process.
          The Debtors’ obligations under the DIP Credit Agreement may be accelerated following certain events of default, including (without limitation) any breach by the Debtors of any of the representations, warranties or covenants made in the DIP Credit Agreement, the dismissal by the Bankruptcy Court of any of the Cases, or the conversion of any of the Cases to a case under Chapter 7 of the Bankruptcy Code or the appointment of a trustee pursuant to Chapter 11 of the Bankruptcy Code.
          The DIP Credit Agreement matures twelve months from January 22, 2008, provided that there will be one automatic six-month extension of the maturity if the principal balance outstanding under the new money facility of the DIP Credit Agreement is less than or equal to $50 million on such date, provided, further, that if the Company receives $10 million or more in asset sale proceeds during the first twelve months after the Company’s Chapter 11 petition date, the automatic six-month extension of the maturity will be available only if the principal balance outstanding under the new money DIP facility is less than or equal to $40 million on such date. If the principal balance outstanding under the new money DIP facility is greater than $50 million (or greater than $40 million, if the Company receives $10 million or more in asset sale proceeds during the first twelve months after the Company’s Chapter 11 petition date) on the twelve-month anniversary, a six-month extension may be granted with the consent of a majority of the new money lenders.
          The foregoing summary of the DIP Credit Agreement is a summary only and is qualified, in all respects, by the provisions of the DIP Credit Agreement.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
          The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement is incorporated into this Item 2.03 by reference.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
               On January 18, 2008, David S. Lobel, a member of the Board of Directors of Buffets Holdings, Inc. (the “Company”), notified the Company of his decision to resign from the Company’s Board of Directors and the Board of Directors of Buffets, Inc., effective immediately. Mr. Lobel was a member of the Company’s Compensation Committee.
          As a result of Mr. Lobel’s resignation, the Management and Fee Agreement, dated as of October 2, 2000, between Buffets, Inc. and Sentinel Capital Partners, LLC was terminated upon Mr. Lobel’s resignation in accordance with its terms.

ITEM 8.01.	OTHER EVENTS.
          The press release dated January 23, 2008, attached as Exhibit 99.2, also announced the approval of certain first-day motions by the Bankruptcy Court (the “First Day Orders”). Pursuant to the First Day Orders, the Bankruptcy Court authorized the Debtors to, among other things, pay pre-petition employee wages, health benefits and other employee obligations during the course of the Cases. In addition, the Bankruptcy Court authorized the Debtors to pay ordinary course post-petition expenses without further Bankruptcy Court approval.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Secured Super-Priority Debtor In Possession Credit Agreement, dated as of January 22, 2008, among Buffets, Inc., Buffets Holdings, Inc., the Lenders named herein and Credit Suisse, as Administrative Agent and Collateral Agent

10.2	Guarantee and Collateral Agreement, dated as of January 22, 2008, among Buffets, Inc., Buffets Holdings, Inc., the subsidiaries of Buffets, Inc. from time to time party hereto and Credit Suisse, as Collateral Agent

99.1	Press Release dated January 22, 2008

99.2	Press Release dated January 23, 2008

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: January 24, 2008

BUFFETS HOLDINGS, INC.
By:	/s/ R. Michael Andrews, Jr.
	Name:	R. Michael Andrews, Jr.
	Title:	Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Secured Super-Priority Debtor In Possession Credit Agreement, dated as of January 22, 2008, among Buffets, Inc., Buffets Holdings, Inc., the Lenders named herein and Credit Suisse, as Administrative Agent and Collateral Agent

10.2	Guarantee and Collateral Agreement, dated as of January 22, 2008, among Buffets, Inc., Buffets Holdings, Inc., the subsidiaries of Buffets, Inc. from time to time party hereto and Credit Suisse, as Collateral Agent

99.1	Press Release dated January 22, 2008

99.2	Press Release dated January 23, 2008